UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

ACXIOM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Information Way, P.O. Box 8180

Little Rock, Arkansas 72203-8180

(Address of principal executive offices, including zip code)

501-342-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Acxiom Corporation (the “Company”) is in the process of setting the date of its 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”). It is expected that the date for the 2007 Annual Meeting will be greater than 30 days from the one-year anniversary of the date of the Company’s 2006 Annual Meeting of Stockholders. As such, the Company has extended the deadline for the submission of stockholder proposals for the 2007 Annual Meeting. Stockholders who intend to present proposals at the 2007 Annual Meeting, and who wish to have those proposals included in the Company’s proxy statement for the 2007 Annual Meeting, must ensure that those proposals are received by the Corporate Secretary at 1 Information Way, Little Rock, Arkansas 72202 on or before November 6, 2007, which the Company has determined to be a reasonable time before it begins to print and mail its proxy materials. These proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the Company’s 2007 Annual meeting.

In addition, under the Company’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2007 Annual Meeting, and who do not intend to have these proposals included in the Company’s proxy statement and form of proxy relating to the 2007 Annual Meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in the Company’s bylaws) is received by the Corporate Secretary at the address specified above on or before November 6, 2007. These proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2007 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACXIOM CORPORATION

Date: October 12, 2007	By:	/s/ Jerry C. Jones
Name: Jerry C. Jones Title: Business Development/Legal Leader